UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2008

THE COAST DISTRIBUTION SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9511	94-2490990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Woodview Avenue, Morgan Hill, California	95037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 782-6686

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Adoption of 2008 Management Bonus Plan. On March 6, 2008, the Compensation Committee of the Board of Directors (i) adopted the 2008 Annual Executive Officer Performance Bonus Plan for the fiscal year ending December 31, 2008 (the “2008 Bonus Plan” or the “Plan”), and (ii) established the Company financial performance goals for 2008 and a range of potential bonus awards that can be earned by the executive officers participating in the Plan (“Participants”). A copy of the 2008 Bonus Plan is attached as Exhibit 99.1 to, and by this reference is incorporated into, this report.

Set forth below are the executive officers who have been designated, by the Compensation Committee, as the Participants in the 2008 Bonus Plan:

Name	Positions with the Company

Thomas R. McGuire	Chairman & CEO

Jim Musbach	President & Chief Operating Officer

Sandra A. Knell	Executive Vice President & CFO

Dennis Castagnola	Executive Vice President — Proprietary Products

David A. Berger	Executive Vice President — Operations

Fiscal 2008 bonuses will be paid from an executive officer bonus pool (the “Bonus Pool”), the amount of which will range from approximately 6% to approximately 7% of Coast’s fiscal 2008 earnings before income taxes and accruals for bonuses that may be awarded under the Plan (“Pre-Tax Earnings”); except that no bonus pool will be established and no bonuses will be awarded or paid under the Plan unless 2008 Pre-Tax Earnings are at least equal to $1.8 million (the “Threshold Earnings Goal”). If the Threshold Earnings Goal is achieved, but not exceeded, then each Participant may receive a bonus in an amount up to 10% of his or her base annual salary for 2008, as determined by the Committee. If the Company’s Pre-Tax Earnings exceed the Threshold Performance Goal, the Committee shall determine the bonus that will be awarded and paid to each Participant, based on one or more factors, as determined by the Committee, which will include the amount of the Company’s 2008 Pre-Tax Earnings and may include a Participant’s position and level of responsibilities with the Company, salary level, or individual performance; provided that the maximum bonus that may be paid to any Participant under the Plan shall be the lesser of $300,000 or 80% of the Participant’s annual base salary for 2008. Unless otherwise determined by the Committee, a Participant must be employed by the Company as of the last day of 2008 in order to receive a bonus under the Plan. For purposes of the Plan, the Company’s fiscal 2008 Pre-Tax Earnings will be determined in accordance with the same generally accepted accounting principles that are used to prepare the Company’s annual financial statements that are filed with the Securities Exchange Commission.

2007 Management Bonus Plan. The Committee also certified its determination that no bonuses would be paid under the 2007 Management Bonus Plan because the Company did not achieve the requisite performance goals established under that Plan in 2007.

Item 7.01	Regulation FD Disclosure

In the press release issued on March 10, 2008, we reported that our Board of Directors had, pursuant to its dividend policy, declared the quarterly cash dividend in the amount of $0.07 per share of common stock for the quarter ending March 31, 2008. That dividend is payable on March 31, 2008 to all stockholders of record as of March 20, 2008. A copy of that press release is attached as Exhibit 99.2 to, and incorporated by reference into, this Current Report on Form 8-K.

As stated in its press release, the declaration of cash dividends in the future, pursuant to the Company’s dividend policy, is subject to determination each quarter by the Board of Directors based on a number of factors, including the Company’s financial performance and its available cash resources. Also, it could become necessary for the Company to obtain the consent of its lender under its secured bank loan agreement in order to pay cash dividends in the future and for these reasons, as well as others, there can be no assurance that that the Board of Directors will not decide to reduce the amount, or suspend or discontinue the payment, of cash dividends in the future.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 701 of this Current Report on Form 8-K, together with Exhibit 99.2, are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and such information and Exhibits shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	The Coast Distribution System, Inc. 2008 Annual Executive Officer Performance Bonus Plan

99.2	Press Release issued March 10, 2008 reporting the declaration of a $0.07 per share cash dividend for the quarter ending March 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COAST DISTRIBUTION SYSTEM, INC.

Date: March 12, 2008	By:	/s/ SANDRA A. KNELL
Sandra A. Knell, Executive Vice President and Chief Financial Officer

S-1

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

99.1	The Coast Distribution System, Inc. 2008 Annual Executive Officer Performance Bonus Plan

99.2	Press Release issued March 10, 2008 reporting the declaration of a $0.07 per share cash dividend for the quarter ending March 31, 2008

E-1